UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2016, the Compensation Committee of the Board of Directors of QLogic Corporation, a Delaware corporation (the “Company”), approved cash incentive payments with respect to the first half of fiscal year 2017 for the Company’s principal executive officer, the Company’s principal financial officer, and two of the Company’s other executive officers whose compensation was disclosed in the Summary Compensation Table included in the Company’s Form 10-K/A filed on July 1, 2016.  The payments were prorated for the period through August 12, 2016.

Name and Principal Position	First Half FY2017 Annual Cash Incentive
Jean Hu, Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer	$250,347
Christine King, Executive Chairman	$188,231
Anthony E. Carrozza, Senior Vice President, Worldwide Sales	$114,670
Roger J. Klein, Senior Vice President and General Manager, Fibre Channel Products	$89,173

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 15, 2016	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer